EXHIBIT 21 - SUBSIDIARY OF REGISTRANT

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SUBSIDIARY OF REGISTRANT

THE FIRST NATIONAL BANK OF LONG ISLAND
10 GLEN HEAD ROAD
GLEN HEAD, NY 11545

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